UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 26, 2018 (January 25, 2018)

OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION
On January 25, 2018, OceanFirst Financial Corp. (the “Company”) issued a press release announcing its financial results for the quarter ended December 31, 2017. That press release is attached to this Report as Exhibit 99.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b)        On January 24, 2018, Dorothy F. McCrosson, a member of the Registrant’s Board of Directors, notified the Registrant that, in order to devote more time to her law practice, personal business and family, she will not be standing for reelection at the Company’s 2018 annual stockholders meeting and will retire from the Boards of the Registrant and OceanFirst Bank, the Registrant’s banking subsidiary (the “Bank”) at that time.

(d)       On January 24, 2018, the Registrant appointed John K. Lloyd to its Board of Directors, with a term expiring at the annual meeting in 2020.  Mr. Lloyd will serve on the Registrant’s Leadership Committee and Human Resources/Compensation Committee.  Mr. Lloyd was also appointed to the Board of Directors of the Bank, effective upon the closing of its merger with Sun National Bank.  Further information regarding Mr. Lloyd is included in the Press Release attached hereto as Exhibit 99.1.

ITEM 8.01	OTHER EVENTS
In the press release described in Item 2.02, the Company announced that the Board of Directors declared a regular quarterly cash dividend on the Company’s outstanding common stock. The cash dividend will be in the amount of $0.15 per share and will be payable on February 16, 2018 to the stockholders of record at the close of business on February 5, 2018.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1	Press Release dated	January 25, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael J. Fitzpatrick
Michael J. Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated:	January 26, 2018

Exhibit Index

Exhibit	Description

99.1	Press Release dated	January 25, 2018